UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 22, 2012

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
55 Network Drive Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.          Termination of a Material Definitive Agreement.

On August 22, 2012, Dyax Corp. (“Dyax” or the “Company”) prepaid in full all indebtedness outstanding under the Amended and Restated Loan Agreement dated as of March 18, 2009 by and between Vanderbilt Royalty Sub L.P. (as assignee of HealthCare Royalty Partners, L.P. f/k/a Cowen Healthcare Royalty Partners, L.P.) and the Company (the “Existing Loan”), which consisted of approximately $57.6 million in principal and accrued and unpaid interest.  The Company was not required to pay any prepayment penalty in connection with this repayment.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Pursuant to the Loan Agreement (the “Loan Agreement”) dated as of December 29, 2011 between the Company and LFRP Investors, L.P. (“Lender”), an affiliate of HealthCare Royalty Management, LLC, on August 22, 2012 the Company borrowed from Lender approximately $57.6 million (the “Tranche B Loan”).  The Tranche B Loan was used to refinance the Existing Loan as described above in Item 1.02.

The Tranche B Loan, together with the $20 million Tranche A Loan that was funded by the Lender on December 29, 2011 as described in the Form 8-K filed by the Company with the Securities and Exchange Commission on January 4, 2012 (the Tranche A Loan and, together with the Tranche B Loan, collectively, the “Loans”), are secured by the Company’s Licensing and Funded Research Program (the “LFRP”).  The maturity date of the Loans is August 22, 2018 and the Loans will amortize quarterly on January 15, April 15, July 15 and October 15 (each an “Interest Payment Date”) of each year, beginning on October 15, 2012 and will bear interest at a rate of 12% per annum payable quarterly.  On each Interest Payment Date, Dyax will repay the portion of the principal amount of the Loans equal to the Applicable Included Receipts (as defined below) for the prior fiscal quarter less any portion of the Applicable Included Receipts used to pay cash interest on the Loans.  The balance of the outstanding principal amount of both the Loans, together with any accrued and unpaid interest, will be due on the Maturity Date.

The “Applicable Included Receipts” will be determined as follows:  (i) prior to September 30, 2016, the sum of (a) 75.0% of the first $15.0 million in annual net royalties, milestones and license fees received by Dyax under the LFRP (the “Included Receipts”) and (b) 25.0% of annual Included Receipts greater than $15 million, and (ii) after September 30, 2016, 90.0% of annual Included Receipts until the later of the Maturity Date and the complete repayment of the Loans.  If the Applicable Included Receipts for any quarterly period are insufficient to cover the cash interest on the Loans due for that period (such deficiency, the “Deficiency Amount”), then the Deficiency Amount shall be paid in kind and deemed additional principal outstanding under the Loans.  At its sole option, Dyax may pay the Deficiency Amount out of other funds.

Dyax may prepay the Loans (x) in whole at any time or (y) in part from time to time after August 21, 2015 (the “No-Call Date”) in any case at a prepayment price equal to 100% of the outstanding principal amount thereof prepaid, together with all accrued and unpaid interest on the principal amount prepaid; provided, however, that (i) the outstanding principal balance of the Loans after giving effect to any such voluntary partial prepayment shall not be less than $30,000,000 and (ii) each voluntary partial prepayment shall be in an amount that is an integral multiple of $30,000,000 and not less than $30,000,000 or, if less, the outstanding principal amount of the Loans; provided, further, that, if any voluntary prepayment (in whole) occurs prior to the No-Call Date, such prepayment shall be accompanied by the Prepayment Premium (defined below) with respect to the entire outstanding principal amount of the Loans.

In the event of a change of control, a merger or a  sale of all or substantially all of Dyax’s assets, any or all of Loans (at the option of Lender) shall be due and payable; provided that if such a transaction occurs prior to the No-Call Date, then such prepayment shall be accompanied by a prepayment premium equal to the aggregate amount of all required interest payments due on the Loan (or the applicable portion) through the No-Call Date less all interest paid in cash through the date of prepayment (the “Prepayment Premium”).

Pursuant to the terms of the Loan Agreement, Dyax entered into a security agreement on August 22, 2012 granting Lender a security interest in substantially all of the assets related to the LFRP (the “Collateral”).  The Collateral does not include rights to Dyax’s current or future internal drug development or co-development programs.

The Loan Agreement provides that each of the following is an event of default (“Event of Default”):  (a) default in payment of any principal or interest under the Loans; (b) any representation or warranty of Dyax in the Loan Agreement proves not to be true and correct when made and the failure of such statement, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (as defined in the Loan Agreement); (c) default by Dyax in the observance or performance of any other covenant in the Loan Agreement that continues for 30 days after written notice from Lender and the failure could reasonably be expected to result in a Material Adverse Effect; (d) default by Dyax to perform or observe its covenants or agreements with respect to maintenance of its existence, preservation of the intellectual property related to the LFRP; (e) default by Dyax under outstanding Indebtedness (as defined in the Loan Agreement) in excess of $2,000,000 that results in the acceleration of the maturity of such Indebtedness; (f) sale or other disposition of the LFRP Intellectual Property (as defined in the Loan Agreement) or any Included Receipts by Dyax; (g) commencement of dissolution or bankruptcy proceedings by Dyax; (h) in connection with certain failures to perform the LFRP; and (i) if the security interest in the Collateral ceases to be in full force and effect.  If an Event of Default occurs, Lender can declare the Loans, all interest thereon and all other amounts payable under the Loan Agreement immediately due and payable.

The foregoing description is only a summary of the provisions of the Loan Agreement and is qualified in its entirety by the Loan Agreement, which was filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	August 22, 2012	By:	/s/ George Migausky
George Migausky,
Executive Vice President and
Chief Financial Officer